Exhibit 99.1

Contact: Michael Polzin	http://news.walgreens.com
847-315-2920	@WalgreensNews
FOR IMMEDIATE RELEASE	facebook.com/Walgreens

WALGREENS PRESIDENT AND CEO GREG WASSON ANNOUNCES HE WILL

RETIRE FOLLOWING COMPLETION OF MERGER WITH ALLIANCE BOOTS

•	Upon transaction close, Chairman James Skinner to become Executive Chairman of Walgreens Boots Alliance and Stefano Pessina, Executive Chairman of Alliance Boots, to serve as Acting CEO, pending board search for successor
•	William Foote will serve as the lead independent director of the Walgreens Boots Alliance board of directors

DEERFIELD, Ill., Dec. 10, 2014 – Walgreens (NYSE: WAG) (Nasdaq: WAG) today announced that Greg Wasson, president and chief executive officer, has informed the company’s board of directors that he will retire shortly after the close of the second step of the Alliance Boots transaction, on which shareholders are scheduled to vote on Dec. 29, 2014. Following the transaction close and Wasson’s retirement, Walgreens Chairman James Skinner will become Walgreens Boots Alliance’s executive chairman, and Stefano Pessina, executive chairman of Alliance Boots and a member of the Walgreens board of directors, will serve as its acting CEO, pending a board search for a successor. In addition, William Foote will serve as the lead independent director of the Walgreens Boots Alliance board of directors.

“When I became CEO six years ago, I had three goals – to transform the front end of Walgreens drugstores, to advance the role that community pharmacy plays in health care and to find the right partner to take Walgreens global,” Wasson said. “With the creation of Walgreens Boots Alliance, it is now time for new leadership to move that vision forward building on the global platform we have created, executing on the company’s many opportunities and creating long-term sustainable value for our customers and shareholders. I could not be more proud of our company or more grateful for the opportunities I have had to work with so many incredible people since joining Walgreens over 35 years ago, and I am committed to doing my best to achieve the smoothest possible leadership transition.”

Said Skinner, “Greg Wasson has been an excellent, visionary CEO, and the personification of Walgreens best qualities since he joined the company 35 years ago. On becoming CEO in 2009, at a challenging time for all retailers, Greg led the company through a remarkable transformation, including establishing Walgreens as a vital partner in the delivery of modern community health care to U.S. consumers and taking the company global with Alliance Boots. During his tenure, he helped the company deliver total shareholder returns exceeding the S&P 500 and generating more free cash flow over six years than in the previous 98 years combined. The company is positioned for a great future. On behalf of the board, I thank Greg for all he has done for Walgreens, for his commitment to seeing us through the Alliance Boots close and for his dedication to always putting the company first.”

Pessina said, “The completion of the merger between Walgreens and Alliance Boots and the establishment of the first global pharmacy-led, health and wellbeing enterprise, are a fitting tribute to Greg’s exceptional leadership and legacy at Walgreens. Through his strategic vision, Greg has done more than transform an iconic company – he has truly helped to change an entire industry for generations to come. I look forward to working with James Skinner and all the leaders of the future enterprise when we launch the combined group.”

Wasson joined Walgreens in 1980 as a pharmacy intern while still at Purdue University’s School of Pharmacy. Over several years, he moved from managing pharmacies in Houston to become regional vice president of store operations. From there he took on various executive roles in the Walgreens Health Initiatives division, leading to his promotion to chief operating officer and ultimately to chief executive officer. On becoming CEO, Wasson focused immediately on tackling retail pharmacy’s challenges, from the severe economic recession, to the rapid commoditization of retail consumer sales and pharmacy services, to rising drug prices and mounting reimbursement pressures. He launched “Walgreens Plan to Win,” a blueprint designed to revive and reinvent Walgreens for the new era. “Plan to Win” transitioned the company from a program of rapid organic store openings to a strategy leveraging core businesses to improve the customer experience and return the company to strong double-digit earnings growth and top-tier shareholder returns. The company crystallized around three strategic growth drivers: creating a Well Experience, advancing the role of community pharmacy in health care and establishing the most efficient global platform. In 2010, he led the acquisition of Duane Reade and, in 2012, identified the opportunity to begin the process of the strategic partnership with Alliance Boots.

In addition to Walgreens, Wasson is on the boards of Alliance Boots GmbH, AmerisourceBergen and Verizon.

About Walgreens

As the nation’s largest drugstore chain with fiscal 2014 sales of $76 billion, Walgreens (www.walgreens.com) vision is to be America’s most loved pharmacy-led health, wellbeing and beauty enterprise. Each day, in communities across America, more than 8 million customers interact with Walgreens using the most convenient, multichannel access to consumer goods and services and trusted, cost-effective pharmacy, health and wellness services and advice. Walgreens scope of pharmacy services includes retail, specialty, infusion, medical facility and mail service, along with online and mobile services. These services improve health outcomes and lower costs for payers including employers, managed care organizations, health systems, pharmacy benefit managers and the public sector. The company operates 8,229 drugstores with a presence in all 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. Walgreens digital business includes Walgreens.com, drugstore.com, Beauty.com, SkinStore.com and VisionDirect.com. Walgreens also manages more than 400 Healthcare Clinic and provider practice locations around the country.

Forward-Looking Statements

Cautionary Note Regarding Forward-Looking Statements: Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, as amended, which is incorporated herein by reference, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Important Information for Investors and Shareholders

In connection with the proposed transactions between Walgreens and Alliance Boots GmbH, Walgreens Boots Alliance, Inc. (“WBA”) has filed with the SEC a registration statement on Form S-4 and two amendments thereto, as well as a definitive prospectus of WBA and a definitive proxy statement of Walgreens in connection with the proposed transactions. The registration statement, as amended, was declared effective by the Securities and Exchange Commission (the “SEC”) on November 24, 2014, and the definitive proxy statement/prospectus was mailed to Walgreens’ shareholders on or about November 24, 2014. INVESTORS AND SECURITY HOLDERS OF WALGREENS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors and security holders will be able to obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by Walgreens or WBA through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Walgreens or WBA will be available free of charge on Walgreens’ internet website at www.walgreens.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Walgreens’ Investor Relations Department at (847) 315-2361.

Participants in the Solicitation

Walgreens, Alliance Boots GmbH, WBA and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Walgreens common stock in respect of the proposed transactions. You can find information about Walgreens’ directors and executive officers in Walgreens’ Annual Report on Form 10-K for the year ended August 31, 2014, as amended. Additional information regarding the persons who are, under the rules of the SEC, participants in the solicitation of proxies in favor of the proposed transactions is set forth in the definitive proxy statement/prospectus. You can obtain free copies of these documents, which are filed with the SEC, from Walgreens using the contact information above.

###